Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-174213

Prospectus Supplement
(To Prospectus dated July 29, 2011)

1,605,000 Shares of Common Stock
Warrants to Purchase 1,605,000 Shares of Common Stock

    We are offering up to 1,605,000 shares of our common stock and warrants to purchase up to 1,605,000 shares of our common stock in this offering.  The 1,605,000 shares of common stock and the warrants to purchase 1,605,000 shares of our common stock will be sold in units, with each unit consisting of one share of common stock and a warrant to purchase one share of common stock at an exercise price of $1.22 per share.  Each unit will be sold at a negotiated price of $1.02 per unit.  Units will not be issued or certificated.  The shares of common stock and warrants are immediately separable and will be issued separately.  We refer to the shares of common stock issued hereunder or issuable upon exercise of the warrants issued hereunder as the “securities” or “units.”

    Our common stock is traded on the NASDAQ Capital Market under the symbol “APPY.”  On December 23, 2011, the last reported sale price of our common stock was $1.18 per share.

    As of November 2, 2011, the aggregate market value of our outstanding common stock held by non-affiliates is $18,291,086, based on 8,028,321 shares of outstanding common stock, of which 244,880 are held by affiliates, and a per share price of $2.35 based on the closing sale price of our common stock on November 2, 2011.  We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement.

    We have retained Ladenburg Thalmann & Co. Inc. to act as the exclusive placement agent in connection with this offering.  The placement agent is not purchasing or selling any units by this prospectus supplement or the accompanying prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of units, but has agreed to use its commercially reasonable best efforts to arrange for the sale of all 1,605,000 units.  We have agreed to pay to the placement agent the fees set forth in the table below, which assumes that we sell all of the units in the offering.  The closing of the offering is expected to take place on or about December 30, 2011, subject to the satisfaction of customary closing conditions.

    Our business and an investment in our securities involve significant risks.  These risks are described under the caption “Risk Factors” beginning on page S-3 of this prospectus supplement and page 3 of the accompanying prospectus.

    Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public Offering price	$1.02	$1,637,100
Placement Agent’s fees (1)	$0.0714	$114,597
Proceeds, before expenses, to us	$0.9486	$1,522,503
(1)	We have also agreed to reimburse the placement agent for certain of its expenses as described under “Plan of Distribution” herein.

We estimate the total expenses of this offering, excluding the placement agent’s fee, will be approximately $34,000.  Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount and net proceeds to us, if any, in this offering may be substantially less than the total maximum offering amounts set forth above.  We are not required to sell any specific number or dollar amount of the units offered in this offering, but the placement agent will use its reasonable best efforts to arrange for the sale of all of the units offered.

Ladenburg Thalmann & Co. Inc.

The date of this prospectus supplement is December 28, 2011.

TABLE OF CONTENTS

Prospectus Supplement

PROSPECTUS SUPPLEMENT SUMMARY	S-1
THE OFFERING	S-2
RISK FACTORS	S-3
SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS	S-3
USE OF PROCEEDS	S-4
DESCRIPTION OF THE SECURITIES WE ARE OFFERING	S-4
DILUTION	S-5
PLAN OF DISTRIBUTION	S-6
LEGAL MATTERS	S-7
EXPERTS	S-8
INCORPORATION BY REFERENCE	S-8
WHERE YOU CAN FIND MORE INFORMATION	S-9

Accompanying Prospectus

ASPENBIO PHARMA, INC.	3
RISK FACTORS	3
ABOUT THIS PROSPECTUS	3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	4
PLAN OF DISTRIBUTION	5
DESCRIPTION OF OUR CAPITAL STOCK	7
DESCRIPTION OF OUR WARRANTS	8
DESCRIPTION OF OUR UNITS	9
LEGAL MATTERS	10
EXPERTS	10
INCORPORATION BY REFERENCE	10
WHERE YOU CAN FIND MORE INFORMATION	11

This document is in two parts.  The first part is the prospectus supplement, which describes the specific terms of the securities we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus.  The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information.  Generally, when we refer to this prospectus, we are referring to both parts of this document combined.  This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein are part of a shelf registration statement that we filed with the Securities and Exchange Commission, or SEC.  This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us, our securities being offered and other information you should know before investing.  You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be delivered to you, as well as the additional information described under “Where You Can Find More Information” on page S-9 of the prospectus supplement before investing in our securities.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement.  If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

S-i

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus that we authorized to be distributed to you and the documents incorporated by reference herein and therein.  We have not, and the placement agent has not, authorized anyone to provide you with information that is different.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are offering to sell and seeking offers to buy shares of our securities only in jurisdictions where offers and sales are permitted.  Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and warrants to purchase common stock and the distribution of this prospectus outside the United States.  The information contained in, or incorporated by reference to, this prospectus supplement, the accompanying prospectus, and any related free writing prospectus that we authorized to be delivered to you, is accurate only as of the respective dates of those documents, regardless of the time of delivery of this prospectus supplement or of any sale of our securities.  Our business, financial condition, results of operations and prospects may have changed since those dates.  You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized.  Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference.  This summary is not complete and does not contain all of the information that you should consider before investing in our securities.  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.  Before you decide to invest in our securities, to fully understand this offering and its consequences to you, you should carefully read the entire prospectus supplement and the accompanying prospectus, including the risk factors beginning on page S-3 of this prospectus supplement, and the financial statements and related notes included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Overview

AspenBio Pharma, Inc. (the “Company” or “AspenBio” also “we”, “us” or “our”) is developing products that address unmet human diagnostic and animal health therapeutic needs.

AspenBio is focused on its unique blood-based test, AppyScore™, a product being developed to assist emergency department physicians in managing acute appendicitis.  According to CDC data in the United States alone, over seven million people enter emergency departments annually complaining of abdominal pain.  Diagnosis of the cause of the abdominal pain can be challenging and urgent, particularly because of the risk of negative implications to a patient’s health and the cost if the acute appendicitis is not timely diagnosed.  We anticipate that AppyScore will provide physicians with incremental objective clinical information, through the test’s negative predictive value and sensitivity, to assist in the management of the large number of patients who enter hospital emergency departments suspected of, but at low risk of having acute appendicitis.

Assuming regulatory clearance, we expect AppyScore will be used to aid emergency department physicians in the management of this large segment of their patient population, those presenting with abdominal pain.  Potentially the use of AppyScore in low risk patients could also reduce health care costs and avoid exposing such patients to unnecessary radiation from CT imaging.  Children are most susceptible to the long term health risks associated with radiation exposure from CT imaging.  Our current focus is to validate the use of AppyScore in the management of children and adolescents presenting to emergency departments with signs, symptoms and history suggestive of, or suspicious for acute appendicitis, but who are believed to be at low risk of having the disease.

Additionally, we have several novel reproduction drugs in development for use in animals, including livestock, of economic importance.

Corporate Information

We are a Colorado corporation with our principal corporate offices located at 1585 S. Perry Street, Castle Rock, Colorado 80104.  Our phone number is (303) 794-2000.  We maintain a website at http://www.aspenbiopharma.com.  The information contained in, or that can be accessed through, the website is not part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock offered by us:	1,605,000 shares 1,605,000 shares issuable upon the exercise of warrants
Warrants
Warrants to purchase up to 1,605,000 shares of common stock.  These warrants will be exercisable beginning on June 30, 2012 and at any time up to June 30, 2017, at an exercise price of $1.22 per share of common stock.

Common stock outstanding immediately before the offering	8,028,321 shares

Common stock to be outstanding immediately following the offering:	9,633,321 shares
Risk Factors:
See “Risk Factors” beginning on page S-3 of this prospectus supplement and page 3 of the accompanying prospectus for a discussion of the factors that you should carefully consider before deciding to invest in our common stock and warrants to purchase our common stock.

Use of Proceeds:
We currently intend to use the net proceeds from the sale of the securities under this prospectus supplement for funding of the pivotal trial for AppyScore™ and other product development activities, FDA 510(k) submission related activities, payment of certain amounts owed to Novartis Animal Health and for working capital and general corporate purposes.  See “Use of Proceeds” on page S-4.

NASDAQ Capital Market Symbol:	APPY

The number of shares of our common stock to be outstanding immediately after the offering is based on 8,028,321 shares of our common stock outstanding as of December 23, 2011, and excludes:
●	1,294,398 shares of our common stock reserved for issuance, as of September 30, 2011, upon the exercise of outstanding stock options at a weighted average exercise price of $8.98 per share;
●	93,000 shares of our common stock reserved for issuance upon the exercise of outstanding warrants as of September 30, 2011; and
●	1,605,000 shares of common stock issuable upon the exercise of the 1,605,000 warrants to be issued in this offering at an exercise price of $1.22 per share.

RISK FACTORS

An investment in our common stock involves a high degree of risk and uncertainty.  In addition to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, you should consider carefully the risks incorporated by reference herein that are described under “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, as well as the reports we file from time to time with the SEC that are incorporated by reference in this prospectus supplement before making an investment decision with respect to the securities we are offering.  If any of the events described in such “Risk Factors” section occurs or the risks described in such “Risk Factors” section actually materialize, our business, financial condition, results of operations, cash flow or prospects could be materially adversely affected.  This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

Risks Related to This Offering

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering.  Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.  Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or our market value.

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline.  A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended.  In addition, as of December 23, 2011, 1,387,398 shares of our common stock are issuable upon exercise of outstanding options and warrants (not including shares issuable upon exercise of the warrants to be issued in this offering).

Investors in this offering will pay a much higher price than the book value of our stock.

If you purchase common stock and warrants to purchase common stock in this offering, you will incur an immediate and substantial dilution in net tangible book value of $0.67 per share, after giving effect to the sale by us of 1,605,000 units in this offering at the offering price of $1.02 per unit.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of the future as there are a number of meaningful factors that could cause AspenBio’s actual results to vary materially from those indicated by such forward-looking statements.  These statements are based on certain assumptions made based on experience, expected future developments and other factors AspenBio believes are appropriate in the circumstances.  Meaningful factors, which could cause actual results to differ from expectations, many of which are beyond the control of AspenBio, include, but are not limited to:  actual trial results; our ability to successfully complete the clinical trial data assessments required for FDA submission, obtain FDA approval for, cost effectively manufacture and generate revenues from, the appendicitis test in development, as well as the animal health products and other new products developed by AspenBio; our ability to retain the scientific management team to advance the products in development; our ability to execute agreements to provide AspenBio with rights to meet its objectives; our ability to overcome adverse changes in market conditions and the regulatory environment; our ability to obtain and enforce intellectual property rights; our ability to obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity or debt financing or otherwise; general business conditions; competition; business abilities and judgment of personnel; availability of qualified personnel; and other factors referenced herein in “Risk Factors”.  AspenBio does not intend (and is not obligated) to update publicly any such forward-looking statements.  For other factors that may impact such forward-looking statements, reference is made to our annual and quarterly reports filed with the Securities and Exchange Commission.

USE OF PROCEEDS

We expect the net proceeds from this offering, excluding the proceeds, if any, from the exercise of the warrants issued in this offering, to be approximately $1.5 million, after deducting the placement agent’s fees and estimated offering expenses.  We currently intend to use the net proceeds from this offering for funding of the pivotal trial for AppyScore and other product development activities, FDA 510(k) submission related activities, payment of certain amounts owed to Novartis Animal Health pursuant to a Termination and Settlement Agreement dated as of November 15, 2011 and for working capital and general corporate purposes.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering.  Accordingly, we will retain broad discretion over the use of such proceeds.  Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering a maximum of 1,605,000 units, consisting of 1,605,000 shares of common stock and warrants to purchase up to 1,605,000 shares of common stock.  Each unit consists of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $1.22 per share.  This prospectus also relates to the offering of 1,605,000 shares of our common stock issuable upon exercise, if any, of the warrants.

Common Stock

A description of the material terms and provisions of our common stock and each other class of our securities, which qualifies or limits our common stock, is described under the caption “Description of Warrants and Units” starting on page 9 of the accompanying prospectus.

Warrants

The warrants offered in this offering will be issued in registered form pursuant to a subscription agreement between each of the purchasers and us.  You should review a copy of the subscription agreement, and the form of warrant, which have been filed as exhibits to a Current Report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the warrants.  The following is a brief summary of the warrants and is subject in all respects to the provisions contained in the warrants.

Exercisability.  Holders may exercise the warrants beginning on June 30, 2012 and at any time up to June 30, 2017.  The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise, except in the case of a cashless exercise as discussed below.

Exercise Price.  The exercise price per share of common stock purchasable upon exercise of warrants is $1.22 per share of common stock being purchased.  The exercise price is subject to appropriate adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Cashless Exercise.  In the event that a registration statement covering shares of common stock underlying the warrants, or an exemption from registration, is not available for the resale of such shares of common stock underlying the warrants, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant.

Transferability.  Subject to applicable laws and the restriction on transfer set forth in the subscription agreements, the warrants may be transferred at the option of the holders upon surrender of the warrants to us together with the appropriate instruments of transfer.

Exchange Listing.  We do not plan on making an application to list the warrants on The NASDAQ Capital Market, any national securities exchange or other nationally recognized trading system.

Fundamental Transactions.  In the event of any fundamental transaction, as described in the warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a warrant, the holder shall have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of AspenBio, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the warrant is exercisable immediately prior to such event.  In addition, in the event of certain specified fundamental transactions, then we or any successor entity shall pay to the holder, an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model.

Rights as a Stockholder.  Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Waivers and Amendments.  The provisions of each warrant may be amended and we may take any action prohibited by the warrant, or omit to perform any act required to be performed pursuant to the warrant, only with the written consent of the holder of that warrant.

Other Provisions.  Unless otherwise specified in the applicable warrant, except upon at least 61 days’ prior notice from the holder to us, the holder will not have the right to exercise any portion of the warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.  No fractional shares will be issued upon exercise of the warrants.

DILUTION

If you purchase our common stock as part of the units sold in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering.  We calculate net tangible book value per share by dividing the net tangible book value, tangible assets less total liabilities, by the number of outstanding shares of our common stock.

Our net tangible book value at September 30, 2011, was approximately $1,874,500, or $0.23 per share, based on 8,028,321 shares of our common stock outstanding.  After giving effect to the sale of 1,605,000 shares of common stock by us at a public offering price of $1.02 per share, less the placement agent’s fee and our estimated offering expenses, our net tangible book value at September 30, 2011, would have been approximately $3,362,000, or $0.35 per share.  This represents an immediate increase in the net tangible book value of $0.12 per share to existing stockholders and an immediate dilution of $0.67 per share to investors in this offering.  The following table illustrates this per share dilution:

Offering price per share included in the units		$1.02
Net tangible book value per share as September 30, 2011	$0.23
Increase in net tangible book value per share attributable to the offering	$0.12
As-adjusted net tangible book value per share after giving effect to the offering	$0.35
Dilution in net tangible book value per share to new investors		$0.67

Investors that purchase common stock upon the exercise of the warrants offered hereby may experience dilution depending on our net tangible book value at the time of exercise.

The above discussion and table are based on 8,028,321 shares of our common stock outstanding as of September 30, 2011.  This excludes the 1,605,000 shares issuable upon the exercise of the warrants offered hereby and also excludes, as of September 30, 2011: 1,294,398 shares of our common stock reserved for issuance upon the exercise of outstanding stock options at a weighted average exercise price of $8.98 per share; and 93,000 shares of our common stock reserved for issuance upon the exercise of outstanding warrants.

PLAN OF DISTRIBUTION

We are offering the units through a placement agent.  Subject to the terms and conditions contained in the placement agency agreement, dated December 23, 2011, Ladenburg Thalmann & Co. Inc. has agreed to act as the placement agent for the sale of up to $2,000,000 in our securities.  The placement agent is not purchasing or selling any units by this prospectus supplement or the accompanying prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of units, but has agreed to use its commercially reasonable best efforts to arrange for the sale of all 1,605,000 units.

The placement agency agreement provides that the obligations of the placement agent and the investors are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.

Confirmations and definitive prospectuses will be distributed to all investors who agree to purchase the units, informing investors of the closing date as to such units.  We currently anticipate that closing of the sale of 1,605,000 units will take place on or about December 30, 2011, subject to the satisfaction of customary closing conditions.  Investors will also be informed of the date and manner in which they must transmit the purchase price for their units.

On the scheduled closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price;

•	Ladenburg Thalmann & Co. Inc. will receive the placement agent’s fee in accordance with the terms of the placement agency agreement; and

•	we will deliver the units to the investors.

We will pay the placement agent an aggregate commission equal to seven percent (7.0%) of the gross proceeds of the sale of units in the offering, except that, with respect to the sale of 94,721 units for proceeds of $96,615.42 to one purchaser, we will pay three and one-half percent (3.5%) to the placement agent and three and one-half percent (3.5%), or $3,381.46, to Canaccord Genuity pursuant to a prior agreement.  We will also reimburse the placement agent for expenses incurred by it in connection with this offering in an amount equal to one percent (1.0%) of the gross proceeds of the sale of units in the offering, or $16,371.  In no event will the total amount of compensation paid to the placement agent or any other member of FINRA or independent broker-dealer upon completion of this offering exceed 8% of the gross proceeds of the offering.  The estimated offering expenses payable by us, in addition to the placement agent’s fee of $111,215, are approximately $34,000, which includes legal, accounting and printing costs and various other fees associated with registering and listing the common stock.  After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $1.5 million.

The following table shows the per unit and total commissions we will pay to the placement agent in connection with the sale of the units offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the units offered hereby and excluding proceeds that we may receive upon exercise of the warrants.

Per unit placement agent fees	$0.0714
Maximum offering total	$114,597

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering fees, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the placement agency agreement.  We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

We have agreed to certain lock-up provisions with regard to future sales of our common stock and other securities convertible into or exercisable or exchangeable for common stock for a period of ninety (90) days after the offering as set forth in the securities purchase agreement which is included as an exhibit to our Current Report on Form 8-K that we have filed with the Commission in connection with this offering.

The placement agency agreement is included as an exhibit to our Current Report on Form 8-K that we have filed with the Commission in connection with this offering.

The transfer agent for our common stock to be issued in this offering is Corporate Stock Transfer, Inc.

Our common stock is traded on The NASDAQ Capital Market under the symbol “APPY.”

LEGAL MATTERS

Ballard Spahr LLP, Philadelphia, Pennsylvania, has passed upon certain legal matters regarding the shares offered by this prospectus supplement.  Certain legal matters will be passed upon for the placement agent by Ellenoff Grossman & Schole LLP.

EXPERTS

GHP Horwath, P.C., independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of our internal control over financial reporting as of December 31, 2010, as set forth in their reports, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.  Our financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 are incorporated by reference in reliance upon the reports of GHP Horwath, P.C., upon the authority of said firm as experts in accounting and auditing in giving said reports.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information that we file with it, which means that we can disclose important information to you by referring you to those other documents.  The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2010;

•	our Annual Report on Form 10-K/A for the year ended December 31, 2010;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011;

•
our Current Reports on Form 8-K filed with the SEC on January 5, 2011 (Item 8.01), February 24, 2011 (Items 3.01 and 9.01), April 15, 2011 (Item 8.01 only), July 13, 2011 (Items 5.02, 5.07 and 9.01), July 19, 2011 (Items 8.01 and 9.01), July 21, 2011 (Items 8.01 and 9.01), July 29, 2011 (Items 5.03 and 9.01), October 20, 2011 (Items 5.02, 8.01, and 9.01), October 31, 2011 (Items 8.01 and 9.01), November 21, 2011 (Items 1.02 and 9.01), November 29, 2011 (Items 8.01 and 9.01), and December 28, 2011 (Items 1.01 and 9.01); and

•
our Registration Statement on Form 8-A filed October 1, 2002 registering our common stock under the Securities Act of 1934, as amended by Form 8-A filed on August 27, 2007 and as amended by Form 8-A/Amendment 1 on August 27, 2007.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement and the accompanying prospectus incorporate).  Written or oral requests for copies should be directed to us at the address below.

AspenBio Pharma, Inc.
Attention:  Gregory Pusey, Vice President
1585 S.  Perry Street
Castle Rock, Colorado 80104
Telephone No.: (303) 794-2000
Facsimile No.: (303) 798-8332

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C.  20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.  Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.  Our website address is http://www.aspenbiopharma.com.  However, information on our website will not be considered a part of this prospectus supplement or the accompanying prospectus.

Filed pursuant to Rule 424(b)(5)
Registration No.: 333-174213
PROSPECTUS

$15,000,000
Common Stock
Warrants
Units

We may issue and sell from time to time our common stock, warrants to purchase common stock (“warrants”) and/or units consisting of common stock and warrants on terms to be determined at the time of sale.  We may offer these securities separately or together in one or more offerings with a maximum aggregate offering price of $15 million.

We will provide a prospectus supplement each time we issue securities, specifying the specific terms of the securities being sold as well as the specific terms of that offering.

You should read this prospectus and any prospectus supplement, including any information incorporated herein and therein, carefully before you invest.

The securities being sold may be sold on a delayed or continuous basis directly by us, through dealers, agents or underwriters designated from time to time, or through any combination of these methods. If any dealers, agents or underwriters are involved in the sale of the securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in any prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in the applicable prospectus supplement.

Our Articles of Incorporation, as amended, were amended effective 12:01 a.m. on July 29, 2011 to reflect a reverse stock split of our common stock.  Pursuant to the reverse stock split, at the effective time, each five (5) shares of common stock issued and outstanding were combined into one (1) validly issued, fully paid and non assessable share of common stock.  No fractional shares were issued, each fraction that resulted from the reverse stock split was rounded up to the nearest whole share.

Our common stock is traded on the Nasdaq Capital Market under the symbol “APPY.”  Due to the reverse stock split, from July 29, 2011 until August 26, 2011, our stock will trade under the symbol “APPYD.”  On July 28, 2011, the closing price of our common stock as reported on the Nasdaq Capital Market was $3.30 per share, which has been adjusted to reflect the reverse stock split. None of the other securities offered under this prospectus are publicly traded.

Investing in our securities involves a high degree of risk. See “RISK FACTORS” beginning on page 3.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement for the securities being sold.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is July 29, 2011.

TABLE OF CONTENTS

ASPENBIO PHARMA, INC.	3
RISK FACTORS	3
ABOUT THIS PROSPECTUS	3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	4
PLAN OF DISTRIBUTION	5
DESCRIPTION OF OUR CAPITAL STOCK	7
DESCRIPTION OF OUR WARRANTS	8
DESCRIPTION OF OUR UNITS	9
LEGAL MATTERS	10
EXPERTS	10
INCORPORATION BY REFERENCE	10
WHERE YOU CAN FIND MORE INFORMATION	11

You should rely only on the information contained in this prospectus and in any prospectus supplement (including in any documents incorporated by reference herein or therein). We have not authorized anyone to provide you with any different information. We are offering to sell our securities, and seeking offers to buy, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any prospectus supplement is accurate only as of the date of this prospectus or such prospectus supplement, and the information contained in any document incorporated herein or therein by reference is accurate only as of the date of such document incorporated by reference, regardless of the time of delivery or any sale of our securities.

ASPENBIO PHARMA, INC.

AspenBio Pharma, Inc. (the “Company” or “AspenBio” also “we”, “us” or “our”) is developing products that address unmet human diagnostic and animal health therapeutic needs.

AspenBio is focused on its unique blood-based test, AppyScore™, a product being developed to assist emergency department physicians in managing acute appendicitis. According to CDC data in the United States alone, over seven million people enter emergency departments annually complaining of abdominal pain.  Diagnosis of the cause of the abdominal pain can be challenging and urgent, particularly because of the risk of negative implications to a patient’s health and the cost if the acute appendicitis is not timely diagnosed. We anticipate that AppyScore will provide physicians with incremental objective clinical information, through the test’s negative predictive value and sensitivity, to assist in the management of the large number of patients who enter hospital emergency departments suspected of, but at low risk of having acute appendicitis.

Assuming regulatory clearance, we expect AppyScore will be used to aid emergency department physicians in the management of this large segment of their patient population, those presenting with abdominal pain.  Potentially the use of AppyScore in low risk patients could also reduce health care costs and avoid exposing such patients to unnecessary radiation from CT imaging.  Children are most susceptible to the long term health risks associated with radiation exposure from CT imaging. Our current focus is to validate the use of AppyScore in the management of children and adolescents presenting to emergency departments with signs, symptoms and history suggestive of, or suspicious for acute appendicitis, but who are believed to be at low risk of having the disease.

Additionally, we have several novel reproduction drugs in development for use in animals, including livestock, of economic importance.

We are a Colorado corporation located at 1585 S. Perry Street, Castle Rock, Colorado 80104.  Our phone number is (303) 794-2000.  We maintain a website at http://www.aspenbiopharma.com.  The information contained in, or that can be accessed through, the website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks incorporated by reference herein that are described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, as well as any applicable prospectus supplement and the reports we file from time to time with the SEC that are incorporated by reference in this prospectus. If any of the events described in such “Risk Factors” section occurs or the risks described in such “Risk Factors” section actually materialize, our business, financial condition, results of operations, cash flow or prospects could be materially adversely affected.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may, from time to time, issue and sell in one or more series or classes our common stock, warrants and/or units consisting of our common stock and warrants in one or more offerings up to an aggregate maximum offering price of $15 million (or its equivalent in foreign or composite currencies). Each time we sell any of our securities, we will provide a prospectus supplement that will contain more specific information about the offering and the terms of the securities being sold. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or the documents incorporated by reference.

This prospectus provides you with a general description of the Company and our securities; for further information about our business and our securities, you should refer to the registration statement, the reports incorporated by reference in this prospectus, as described in “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and in any prospectus supplement (including in any documents incorporated by reference herein or therein). We have not authorized anyone to provide you with any different information. We are offering to sell our securities, and seeking offers to buy, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any prospectus supplement is accurate only as of the date of this prospectus or such prospectus supplement, and the information contained in any document incorporated herein or therein by reference is accurate only as of the date of such document incorporated by reference, regardless of the time of delivery or any sale of our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of the future as there are a number of meaningful factors that could cause AspenBio’s actual results to vary materially from those indicated by such forward-looking statements.  These statements are based on certain assumptions made based on experience, expected future developments and other factors AspenBio believes are appropriate in the circumstances.  Meaningful factors, which could cause actual results to differ from expectations, many of which are beyond the control of AspenBio, include, but are not limited to:  actual trial results; our ability to successfully complete the clinical trial data assessments required for FDA submission, obtain FDA approval for, cost effectively manufacture and generate revenues from, the appendicitis test in development, as well as the animal health products and other new products developed by AspenBio; our ability to retain the scientific management team to advance the products in development; our ability to execute agreements to provide AspenBio with rights to meet its objectives; our ability to overcome adverse changes in market conditions and the regulatory environment; our ability to obtain and enforce intellectual property rights; our ability to our ability to obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity or debt financing or otherwise; general business conditions; competition; business abilities and judgment of personnel; availability of qualified personnel; and other factors referenced herein in “Risk Factors.”  AspenBio does not intend (and is not obligated) to update publicly any such forward-looking statements.  For other factors that may impact such forward-looking statements, reference is made to our annual and quarterly reports filed with the Securities and Exchange Commission.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for product development, clinical trial activities, FDA 510(k) submission-related activities, general corporate purposes, including payment of expenses and liabilities, and working capital. At this time, we have not determined the specific uses of any offering proceeds, or the amounts we plan to spend on any particular use or the timing of such expenditures, which may vary significantly depending on various factors such as our research and development results, regulatory approvals, competition, marketing and sales, and the market acceptance of any products introduced by us or our partners.  Pending application of the net proceeds from any particular offering, we intend to invest such proceeds in short-term, interest-bearing, investment-grade securities.

Each time we issue securities, we will provide a prospectus supplement that will contain information about how we intend to use the proceeds from each such offering.

We cannot guarantee that we will receive any proceeds in connection with any offering hereunder because we may choose not to issue any of the securities covered by this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby from time to time in one or more of the following ways:

•	through one or more underwriters;

•
through dealers, who may act as agents or principal (including a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction);

•	directly to one or more purchasers;

•	through agents;

•	through registered direct offerings;

•	as part of a collaboration with a third party;

•	in privately negotiated transactions; and

•	in any combination of these methods of sale.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents, underwriters or dealers;

•	the terms of the securities being offered, including the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

Underwriters, dealers, agents and others that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”) and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. In no event will the total amount of cash compensation paid to underwriters, placement agents, dealers or brokers exceed 10% of the gross proceeds of the offering.  We will identify in the applicable prospectus supplement any underwriters, dealers, agents and others and will describe their compensation. We may have agreements with underwriters, dealers, agents and others to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, agents and others may engage in transactions with or perform services for us in the ordinary course of their businesses.

If required under applicable state securities laws, we will sell the securities only through registered or licensed brokers or dealers. In addition, in some states, we may not sell securities unless they have been registered or qualified for sale in the applicable state or unless we have complied with an exemption from any registration or qualification requirements.

Agents

We may designate agents who agree to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Unless the prospectus supplement provides otherwise, agents will act on a best efforts basis for the period of their appointment. Agents may receive compensation in the form of commissions, discounts or concessions from us. Agents may also receive compensation from the purchasers of the securities for whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Unless the prospectus supplement provides otherwise, underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship, and we may offer the securities to the public through an underwriting syndicate or through a single underwriter. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship and underwriting arrangement.

Dealers

We also may sell securities to a dealer as principal. If we sell our securities to a dealer as a principal, then the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

Direct Sales and Institutional Purchases

We may also sell securities directly to one or more purchasers, in which case underwriters or agents would not be involved in the transaction.

Further, we may authorize agents, underwriters or dealers to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in an applicable prospectus supplement.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Such activities may cause the price of the securities to be higher than they would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on the Nasdaq Capital Market or otherwise.

Passive Market Making

Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Costs

We will bear all costs, expenses and fees in connection with the registration of the securities, as well as the expense of all commissions and discounts, if any, attributable to sales of the securities by us.

DESCRIPTION OF OUR CAPITAL STOCK

Set forth below is a summary of the material terms of our capital stock. This summary is not complete. We encourage you to read our Articles of Incorporation, as amended (the “Articles of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”) that we have previously filed with the SEC. See “Where You Can Find More Information.”

General

Our authorized capital stock consists of 30,000,000 shares of common stock, no par value, of which 40,138,324 shares were outstanding as of July 28, 2011 (estimated at 8,027,665 to reflect the reverse stock split effective on July 29, 2011).

Common Stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders, except that in the election of directors each shareholder shall have as many votes for each shares held by him, her or it as there are directors to be elected and for whose election the shareholder has a right to vote.  Cumulative voting is not permitted.  Generally, all matters to be voted on by shareholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast at a meeting at which a quorum is present.

Holders of outstanding shares of our common stock are entitled to those dividends declared by the Board of Directors out of legally available funds, and, in the event of our liquidation, dissolution or winding up of our affairs, holders are entitled to receive ratably our net assets available to the shareholders. Holders of our outstanding common stock have no preemptive, conversion or redemption rights. All of the issued and outstanding shares of our common stock are, and all unissued shares of our common stock, when offered and sold will be, duly authorized, validly issued, fully paid and nonassessable. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing shareholders may be diluted.

Our common stock is traded on the Nasdaq Capital Market under the symbol APPY. Due to the reverse stock split, from July 29, 2011 until August 26, 2011, our stock will trade under the symbol “APPYD.”   On July 28, 2011, the closing price of our common stock as reported on the Nasdaq Capital Market was $3.30 per share, which has been adjusted to reflect the reverse stock split.

Our registrar and transfer agent for all shares of common stock is Corporate Stock Transfer, Inc.

DESCRIPTION OF OUR WARRANTS

This description summarizes only the terms of any warrants that we may offer under this prospectus and related warrant agreements and certificates. You should refer to the warrant agreement, including the form of warrant certificate representing the warrants, relating to the specific warrants being offered for complete terms, which will be described and included in an accompanying prospectus supplement. Such warrant agreement, together with the warrant certificate, will be filed with the SEC in connection with the offering of the specific warrants.

We may issue warrants for the purchase of common stock. Warrants may be issued independently or together with common stock, and may be attached to or separate from any offered securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We may enter into the warrant agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to the particular series of warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the series. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities issuable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities issuable upon exercise of such warrants may be acquired;

•	the dates on which the right to exercise such warrants will commence and expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security or principal amount of such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

As of June 30, 2011, the Company had outstanding warrants exercisable for 510,000 shares of common stock at an average exercise price of $1.75 per share that expire on a weighted average of approximately five years after the date hereof.  This has not been adjusted to reflect the reverse stock split.

Exercise of Warrants

Each warrant will entitle its holder to purchase the number of shares of common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement. We will set forth on the reverse side of the applicable certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.

Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, such holder’s warrants.

Prior to the exercise of any warrants to purchase common stock, holders of the warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends.

DESCRIPTION OF OUR UNITS

We may issue units comprised of common stock and warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a bank or trust company, as unit agent, as detailed in the prospectus supplement relating to units being offered. The prospectus supplement will describe:

•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby have been passed upon by Ballard Spahr LLP.

EXPERTS

The financial statements of AspenBio Pharma, Inc., as of December 31, 2010 and 2009, and for each of the years in the three-year period then ended, incorporated herein by reference have been audited by the accounting firm of GHP Horwath, P.C., an independent registered public accounting firm, and are incorporated in reliance upon their report dated April 14, 2011, given upon such firm’s authority as experts in auditing and accounting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents containing such information. This prospectus is part of a registration statement we filed with the SEC. You should rely on the information incorporated by reference in this prospectus and the registration statement. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information and information contained in documents filed earlier with the SEC. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering; provided, that we are not incorporating by reference any documents or information deemed to have been furnished and not filed in accordance with SEC rules. The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the year ended December 31, 2010, filed on April 15, 2011;

•	our Annual Report on Form 10-K/A for the year ended December 31, 2010, filed on May 2, 2011;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2011, filed on May 13, 2011;

•	our Current Reports on Form 8-K filed on January 5, 2011, February 24, 2011, April 15, 2011 (Item 8.01 only), July 13, 2011, July 19, 2011, July 21, 2011 and July 29, 2011; and

•
our Registration Statement on Form 8-A filed October 1, 2002 registering our common stock under the Securities Act of 1934, as amended by Form 8-A filed on August 27, 2007 and as amended by Form 8-A / Amendment 1 on August 27, 2007.

We will furnish to you, on written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to these documents.  You may request a copy of these filings at no cost by writing or telephoning our Secretary at the following address and telephone number:

AspenBio Pharma, Inc.
Attention:  Jeffrey G. McGonegal, Chief Financial Officer and Secretary
1585 S. Perry Street
Castle Rock, Colorado 80104
Telephone No.: (303) 794-2000
Facsimile No.: (303) 798-8332

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.  Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.  Our website address is http://www.aspenbiopharma.com.  However, information on our website will not be considered a part of this prospectus.

1,605,000 Shares of Common Stock
Warrants to Purchase 1,605,000 Shares of Common Stock

____________________________

PROSPECTUS SUPPLEMENT

____________________________

LADENBURG THALMANN & CO. INC.

December 28, 2011